SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  November 21, 2013
(Date of Earliest Event Reported:  November 15, 2013)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois  60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01         Completion of Acquisition or Disposition of Assets.

On November 15, 2013, Oak Pharmaceuticals, Inc. (“Oak”), a Delaware corporation and wholly-owned subsidiary of Akorn, Inc. (“Akorn” or “Company”), entered into a Stock and Asset Purchase and License Agreement (the “Purchase Agreement”) by and among Akorn, Merck & Co., Inc., Merck Sharp and Dohme Corp. (together with Merck & Co., Inc., “Merck”), and Inspire Pharmaceuticals, Inc. (“Inspire”), pursuant to which Oak acquired all of the outstanding stock of Inspire, and U.S. new drug application (“NDA”) registrations to three branded ophthalmic products, AzaSite®, Cosopt® and Cosopt ® PF (“Products”).  As part of the Inspire assets, Oak has acquired a Canadian registration (NDS) for AzaSite® which is expected to receive final marketing approval in the near future. The purchase consideration was $52.8 million, paid in cash at closing. The Purchase Agreement provides for a limited non-compete obligation in favor of the Company with respect to the Products.

Pursuant to the Purchase Agreement, certain trademarks, patents and know-how related to Cosopt® and Cosopt® PF are being licensed to Oak by Merck, while certain trademarks, patents and know-how related to AzaSite® are being licensed to Oak (through Inspire) pursuant to an existing licensing agreement between Inspire and a third party (“AzaSite Licensing Agreement”).

The Purchase Agreement provides for a limited clawback (the amount of which decreases with time) in the event the AzaSite Licensing Agreement is terminated within three years from closing as a result of events occurring prior to closing. Merck has also agreed to indemnify the Company against any liabilities and losses related to the AzaSite Licensing Agreement arising out of certain actions that took place prior to closing. Notwithstanding the foregoing precautions, the Company anticipates being able to market AzaSite® for the foreseeable future.

As part of the Purchase Agreement, the Company assumed an open purchase order placed by Merck with a third party manufacturer of AzaSite® for the delivery of finished product in the first quarter of 2014 (“Purchase Order”). Should the contract manufacturer fail to deliver product in accordance with the specified timeline, Merck has agreed to provide partial reimbursement to the Company subject to a cap and other customary conditions.

The Purchase Agreement contains standard and customary representations and warranties, covenants and indemnities, including with respect to claims related to actions taken or events occurring prior to closing. The Company has not assumed any material pre-closing obligations under the Purchase Agreement outside of existing licensing, supply and customer agreements with respect to AzaSite®, including the Purchase Order. Concurrent with signing the Purchase Agreement, the parties entered into a Transition Services Agreement and a two-year Supply Agreement related to the Products, both subject to customary terms and conditions. Akorn, Inc. has guaranteed performance of Oak’s obligations, including with respect to payments, under the Purchase Agreement, the Transition Services Agreement and the Supply Agreement.

The foregoing description of the material terms of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Purchase Agreement was filed to provide investors and security holders with information regarding the terms, provisions, conditions, and covenants of that agreement and is not intended to provide any other factual information respecting the acquired assets. In particular, the Purchase Agreement contains representations and warranties made to and solely for the benefit of the parties thereto, allocating among themselves various risks of the transactions. The assertions embodied in those representations and warranties are qualified or modified by information in disclosure schedules that the parties exchanged upon execution of the Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures. Security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the acquired assets.

FORWARD-LOOKING STATEMENTS

Certain statements in this document are “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on current expectations. However, actual results may differ materially from expectations due to the risks, uncertainties and other factors that affect Akorn’s business. These factors include, among others, the occurrence of any event, change or other circumstances that could give rise to termination of the AzaSite Licensing Agreement; changes in the business or operating prospects of Akorn; Akorn’s ability to obtain additional funding or financing to operate and grow Akorn’s business; the effects of federal, state and other governmental regulation on Akorn’s business and the Products; Akorn’s ability to successfully source, manufacture or market the Products as well as maintain regulatory approvals for the Products; Akorn’s success in developing, manufacturing, acquiring and marketing new products; the success of Akorn’s strategic partnerships for the development and marketing of new products; Akorn’s ability to successfully integrate acquired businesses and products; and the effects of competition from other generic pharmaceuticals and from other pharmaceutical companies. Akorn provides additional information about these and other factors in the reports filed with the SEC, including, but not limited to, those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Akorn’s annual reports on Form 10-K for the year ended December 31, 2012 and subsequently filed quarterly reports on Form 10-Q. Except as required by applicable law, Akorn disclaims any obligation to update any forward-looking statement in this document, whether as a result of changes in underlying factors, new information, future events or otherwise.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date:  November 21, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1
Stock and Asset Purchase and License Agreement dated as of November 15, 2013 by and among Oak Pharmaceuticals, Inc., a wholly-owned subsidiary of Akorn, Inc., Merck & Co., Inc., Merck Sharp & Dohme Corp., and Inspire Pharmaceuticals, Inc. Ω

The schedules and exhibits to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules and exhibits to the SEC upon request.

Ω Portions of this exhibit have been redacted and are subject to a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.